UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2025

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

        717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

Explanatory Note

On February 3, 2025, ACNB Corporation (“ACNB”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to announce the completion of the acquisition of Traditions Bancorp, Inc. This Amendment No. 1 to the Original Report amends Item 8.01 and Item 9.01 to correct an inadvertent error in the Press Release of ACNB, dated February 3, 2025, to correct the combined approximate deposit amount following the acquisition from $2.04 billion to $2.54 billion as of December 31, 2024. No other changes have been made to the Original Report.

ITEM 8.01	Other Events

ACNB issued a press release on February 4, 2025, to correct the press release issued on February 3, 2025, announcing completion of the acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Corrected Press Release Dated February 4, 2025 Announcing Completion of Traditions Acquisition

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION (Registrant)

Dated: February 4, 2025	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/
General Counsel, Secretary & Chief Governance Officer